UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

BRANDYWINE REALTY TRUST

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352
Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2014, pursuant to authorization from the board of trustees of Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), the Company filed Articles of Amendment (the “Amendment”) to its Amended and Restated Declaration of Trust with the State Department of Assessments and Taxation of Maryland. The Amendment authorizes an increase in the Company’s total number of shares of beneficial interest from 220,000,000 to 420,000,000 shares, with the number of authorized common shares of beneficial interest increased from 200,000,000 to 400,000,000 and the number of authorized preferred shares of beneficial interest remaining unchanged at 20,000,000. A copy of the Amendment is attached as Exhibit 3.1 to this Form 8-K, which is incorporated herein by reference. Under the Amended and Restated Declaration of Trust, the Company’s board of trustees has the authority, without any action by its shareholders, to increase the Company’s authorized shares of beneficial interest.

Item 9.01.	Financial Statements and Exhibits

Exhibits

3.1	Articles of Amendment to Declaration of Trust of Brandywine Realty Trust

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Gerald H. Sweeney
Gerald H. Sweeney
President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

By:	/s/ Gerald H. Sweeney
Gerald H. Sweeney
President and Chief Executive Officer

Date: May 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

Exhibit

3.1	Articles of Amendment to Declaration of Trust of Brandywine Realty Trust

5